SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported: November 15, 2007

ETERNAL TECHNOLOGIES GROUP, INC. (Exact name of Registrant as specified in its charter)
0-27929 (Commission file number)
Nevada (State or other jurisdiction of incorporation)	62-1655508 (I.R.S. Employer Identification Number)
Suite 2007, Golden Central Tower, No. 3037, Jintian Rd., Futian District, Shenzhen, Guangdong, Province, P.R. China
011-86-22-2721-7020 (Registrant’s telephone number, including area code)
__________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions. (see General Instruction A.2. below).

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) uner the Exchange Act (17 CFR 240.14d-2(b)).

Item 8.01  Other Events

Eternal Technologies Group, Inc. (ETLT:OB) today announced that at the annual shareholders meeting held on November 15, 2007 in Honolulu, Hawaii, all seven directors were elected and the 2007 Stock Option Plan was approved.

JiJun Wu, Chairman of the Board also advised the shareholders what the Company will undergo a reorganization whereby up to 70% of the shares of E-Sea Biomedical Engineering Co. International Ltd. will be distributed to the shareholders of Eternal Technologies Group, Inc. and will be traded as a separate company. This will allow E-Sea to better focus on medical technologies and pharmaceuticals and allow Eternal Technologies Group, Inc. to expand its focus in the agrogenetics area. It is anticipated that the reorganization will occur in the second quarter of 2008 or when all regulatory requirements have been met.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ETERNAL TECHNOLOGIES GROUP, INC.

Date: November 15, 2007	By:	/s/ Jiansheng Wei

President and Chief Executive Officer